Exhibit 99.1

FOR IMMEDIATE RELEASE:

WESTERN DIGITAL ANNOUNCES CFO TRANSITION PLAN

Mark Long to Remain for Transition until June 1, 2019

SAN JOSE, Calif. – Nov. 27, 2018 – Western Digital Corp. (NASDAQ: WDC) today announced that Mark Long, chief financial officer, chief strategy officer and president, Western Digital Capital, has decided he will step down from his current role to pursue opportunities as a private equity investor. Western Digital has begun a comprehensive search for a successor. To ensure a smooth leadership transition, Long will remain an active member of the company’s leadership team through June 1, 2019. Long will remain chief financial officer until his departure or until a permanent successor is appointed.

Long has served as Western Digital’s chief financial officer since 2016. Prior to that, he served as the company’s executive vice president and chief strategy officer since February 2013. Additionally, Long has served as president, Western Digital Capital, a strategic investment fund targeting innovative companies within the data infrastructure and broader technology industry aligned to Western Digital’s strategic plan, since February 2013.

“On behalf of the Western Digital Board of Directors and leadership team, I want to thank Mark for his valued partnership and tremendous contributions to the company over the years,” said Steve Milligan, Western Digital chief executive officer. “Mark has been instrumental in developing and overseeing the company’s growth strategy, including our successful acquisitions and integrations of Hitachi Global Storage Technologies and SanDisk. He helped create the foundation for Western Digital’s leadership in today’s data-driven world, and we are now well positioned to capitalize on the long-term opportunities associated with rapid growth in the volume and value of data. We wish Mark the best in his future endeavors and look forward to discussing the company’s long-term vision and strategy on Dec. 4, 2018, at our 2018 Investor Day.”

“It’s been a privilege to serve Western Digital in a variety of financial and strategic leadership roles, and I’m proud of what we have accomplished,” said Long. “We have built a comprehensive and flexible platform for growth and long-term value creation, and I want to thank my highly talented colleagues for their support. I am fully committed to ensuring a seamless transition, and excited to watch Western Digital build upon this strong momentum and drive the next phase of growth.”

Western Digital Announces CFO Transition Plan

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About Western Digital

Western Digital creates environments for data to thrive. The company is driving the innovation needed to help customers capture, preserve, access and transform an ever-increasing diversity of data. Everywhere data lives, from advanced data centers to mobile sensors to personal devices, our industry-leading solutions deliver the possibilities of data. Western Digital® data-centric solutions are marketed under the G-Technology™, HGST, SanDisk®, Tegile™, Upthere™, and WD® brands.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements regarding the company’s transition plan for the chief financial officer position and the company’s positioning to capitalize on opportunities associated with the volume and value of data. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Key risks and uncertainties include: volatility in global economic conditions; business conditions and growth in the storage ecosystem; impact of competitive products and pricing; market acceptance and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; the development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with acquisitions, mergers and joint ventures; difficulties or delays in manufacturing; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Form 10-Q filed with the SEC on Nov. 6, 2018, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Western Digital Announces CFO Transition Plan

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Western Digital, the Western Digital logo, G-Technology, HGST, SanDisk, Tegile, Upthere and WD are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the U.S. and/or other countries.

Company contacts:

Western Digital Corp.

Investor Contact:

Peter Andrew

949.672.9655

peter.andrew@wdc.com

Media Contact:

Jim Pascoe

408.717.6999

jim.pascoe@wdc.com